UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2009
HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)
(732) 747-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In July 2005, Hovnanian Enterprises, Inc. (the “Company”) offered and sold 5,600,000 Depositary Shares representing interests in the Company’s 7.625% Series A Preferred Stock (the “Preferred Stock”). The Certificate of Designations, Powers, Preferences and Rights of the Preferred Stock requires that, in the event dividends on the Preferred Stock are not paid in an aggregate amount equal to at least six full quarterly dividend payments, the Company call a meeting of the holders of the Preferred Stock (and hence the Depositary Shares) for the purpose of nominating, by majority vote, two persons to serve, without compensation or reimbursement of expenses, as non-voting “Advisory Directors” to attend the portion of meetings of the Board of Directors discussing the agenda item relating to the Preferred Stock until such time as full dividends on the Preferred Stock have been paid for four consecutive quarterly dividend periods. The dividend payment date of April 15, 2009 was the sixth dividend payment date for which dividends have not been paid. Accordingly, the Company will call a meeting of the holders of the Preferred Stock for the purpose of nominating Advisory Directors as soon as practicable following the filing of materials for the meeting with the Securities and Exchange Commission and the completion of any necessary regulatory review.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)
By:	/s/ J. Larry Sorsby
	Name:	J. Larry Sorsby
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: April 29, 2009

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